Fourth Quarter 2020 Earnings Conference Call 1/20/2021 HNCOCK WHITNEY

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of the COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation (including potential future legislation enacted as a result of the 2020 election), the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of PPP loans and forgiveness on our results, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain and inoculate our population against COVID-19 are unsuccessful and restrictions on movement last into the first half of 2021 the recession may increase in length and severity. The deeper the recession is, and the longer it lasts, the more it will damage consumer fundamentals and sentiment. Similarly, the recession could damage business fundamentals, and an extended global recession due to COVID-19 would weaken the U.S. recovery. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements HNCOCK WHITNEY 2

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. 1H20 – First Half of 2020 1Q20 – First Quarter of 2020 1Q21 – First Quarter of 2021 2H20 – Second Half of 2020 2Q20 – Second Quarter of 2020 3Q20 – Third Quarter of 2020 4Q19 – Fourth Quarter of 2019 4Q20 – Fourth Quarter of 2020 AFS – Available for sale securities ACL – Allowance for credit losses Annualized – Calculated to reflect a rate based on a full year bps – basis points BOLI – Bank-owned life insurance CARES Act – Coronavirus Aid Relief, and Economic Security Act CCB – Capital Conservation Buffer C&D – Construction and land development loans C&I – Commercial and industrial loans CDI – Core Deposit Intangible CECL – Current Expected Credit Losses (new accounting standard effective 1/1/2020) CET1 – Common Equity Tier 1 Ratio COVID-19 – Pandemic related virus CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts DP – Data processing (e) - Estimated *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items Energy Cycle – Refers to the energy cycle beginning in November of 2014 EOP – End of period EPS – Earnings per share FTE – Full time equivalent HFS – Held for sale HTM – Held to maturity securities ICRE – Income-producing commercial real estate IRR – Interest rate risk LIBOR – London Inter-Bank Offered Rate Linked-quarter (LQ) – current quarter compared to previous quarter LOB – Line of Business LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MSL – MidSouth Bancorp, Inc. NII – Net interest income *NIM – Net interest margin (TE) NOL – Net operating loss NPA – Nonperforming assets NPL – Nonperforming loans O&G – Oil and gas OCI – Other comprehensive income OFA – Other foreclosed assets *Operating – Financial measure excluding nonoperating items *Operating Leverage – Operating revenue (TE) less operating expense ORE – Other real estate PAA – Purchase accounting adjustments from business combinations; including loan accretion, offset by any amortization of a bond portfolio premium, amortization of an indemnification asset and amortization of intangibles *PPNR – Pre-provision net revenue PPP – SBA’s Paycheck Protection Program related to COVID-19 PY – Prior year ROA – Return on average assets ROTCE – Return on tangible common equity SBA – Small Business Administration S1 – Stronger Near-term Growth S2 – Slower Near-term Growth S3 – Moderate Recession S4 – Protracted Slump TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) TDR – Troubled Debt Restructuring TE – Taxable equivalent (calculated using the current statutory federal tax rate) Y-o-Y – Year over year HNCOCK WHITNEY 3

Corporate Profile (as of December 31, 2020) $33.6 billion in Total Assets $21.8 billion in Total Loans (includes $2.0 billion in PPP loans) $27.7 billion in Total Deposits CET1 ratio 10.70%(e); Tangible Common Equity (TCE) ratio 7.64% $3.0 billion in Market Capitalization Over 200 banking locations and nearly 300 ATMs across our footprint Approximately 4,000 (FTE) employees corporate-wide Moody’s long-term issuer rating: Baa3 S&P long-term issuer rating: BBB Named one of America’s Best Midsize Employers by Forbes Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc. for 125 consecutive quarters Earned top customer service marks with Greenwich Excellence Awards HWC Nasdaq Listed HNCOCK WHITNEY 4

2020 Highlights

- Net loss of $45.2 million, or ($.54) per diluted share, compared to net income of $327.4 million, or $3.72, in 2019
- Provision for credit losses totaled $602.9 million in 2020
  - $160.1 million provision for credit losses related to 2Q20 energy loan sale
  - $442.8 million provision largely related to borrowers financially impacted by COVID-19
- Pre-provision net revenue (PPNR)* totaled $491.2 million, up $3.3 million, or 1%
- Criticized commercial loans declined $188 million, or 32%, and nonperforming loans declined $163 million, or 53%
- CET1 ratio 10.70%(e), up 20 bps; TCE ratio 7.64%, down 81 bps
- Loan growth (EOP) up $577 million, or 3%; includes impact of $2.0 billion in PPP loans, partially offset by the energy loan sale, other paydowns, payoffs and charge-offs in all lines of business, and a lack of new lending opportunities from the pandemic-related economic slowdown
- Deposits up $3.9 billion, or 16%, mainly from organic growth via new client relationships, PPP and other stimulus funding
- NIM declined 17 basis points (bps) to 3.27% reflecting the lower rate environment during 2020

($s in millions; except per share data)	2020	2019
Net Income (loss)	($45.2)	$327.4
Provision for credit losses excluding energy loan sale	$442.8	$47.7
Provision related to energy loan sale	$160.1	—
Merger-related costs	—	$32.7
Earnings (loss) Per Share – diluted	($.54)	$3.72
Return on Assets (%) (ROA)	(0.14)	1.12
Return on Tangible Common Equity (%) (ROTCE)	(1.82)	13.66
Net Interest Margin (%)	3.27	3.44
Net Charge-offs (%)	1.78	0.23
CET1 Ratio (%)	10.70(e)	10.50
Tangible Common Equity (%)	7.64	8.45
Pre-Provision Net Revenue (TE)*	$491.2	$487.9
Efficiency Ratio (%)	60.1	58.5

*Non-GAAP measure. See slides 29-31 for non-GAAP reconciliations.

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Fourth Quarter 2020 Highlights

- Net income of $103.6 million, or $1.17 per diluted share, compared to $79.4 million, or $.90, in 3Q20
- Tax strategies implemented in the fourth quarter, mainly related to net operating losses, added $0.21 to 4Q20 earnings
- Pre-provision net revenue (PPNR)* totaled $130.6 million, up $4.3 million, or 3%, linked-quarter
- 4Q20 provision totaled $24.2 million, net charge-offs totaled $24.3 million; ACL coverage remained strong at 2.20% (2.42% excluding PPP loans)
- NIM remained stable at 3.22% (down 1 bp linked-quarter)
- Nonperforming loans declined $37 million, or 20%, and criticized commercial loans declined $19 million, or 5%, linked-quarter; only $13 million in COVID-related deferrals at year-end
- CET1 ratio 10.70%(e), up 40 bps; TCE ratio 7.64%, up 11 bps
- Loans declined $450 million linked-quarter, mostly from $318 million in net PPP loan forgiveness during the quarter
- Deposits increased $667 million linked-quarter, mainly from pandemic-related deposit growth and seasonal public fund year-end inflows

($s in millions; except per share data)	4Q20	3Q20	4Q19
Net Income	$103.6	$79.4	$92.1
Provision for credit losses	$24.2	$25.0	$9.2
Merger-related costs	—	—	$3.9
Earnings Per Share – diluted	$1.17	$0.90	$1.03
Return on Assets (%) (ROA)	1.25	0.97	1.20
Return on Tangible Common Equity (%) (ROTCE)	16.74	13.14	14.62
Net Interest Margin (%)	3.22	3.23	3.43
Net Charge-offs (%)	0.44	0.43	0.18
CET1 Ratio (%)	10.70(e)	10.30	10.50
Tangible Common Equity (%)	7.64	7.53	8.45
Pre-Provision Net Revenue (TE)*	$130.6	$126.3	$125.7
Efficiency Ratio (%)	58.2	59.3	58.9

*Non-GAAP measure. See slides 29-31 for non-GAAP reconciliations.

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Tax Strategies Implemented in 4Q20 Drive Zero Tax Rate Tax benefit in 4Q20 primarily driven by tax net operating loss (NOL) carryback provisions in the CARES Act $22.5 million benefit from NOL carryback to 35% tax rate years Tax NOL attributable to 2Q20 loss on energy loan sale, tax lease investments and other tax planning strategies 4Q20 effective tax rate approximately 18% absent NOL benefits and other unusual items Volatility in quarterly tax rates impacted by pre-tax income or loss as well as interim period accounting Anticipate 2021 quarterly effective tax rates to be 18% to 20%, absent any change in tax laws ~ 40.0% 35.0% 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% Qtrly Tax Rate 4Q18 15.5% 1Q20 17.5% 2Q20 38.9% 3Q20 19.2% 4Q20 0.0% 1Q21e ~19% HNCOCK WHITNEY 7

Paycheck Protection Program (PPP) Loans Under the original CARES Act Paycheck Protection Program (PPP) the company originated more than 13,000 loans totaling $2.4 billion, with 11,874 loans, or $785 million, in loans less than $350K Total fees approximate $75 million, or $68 million net of expenses Effective yield on remaining PPP loans approximately 3.75% based on current expectations During 4Q20, $318 million, net, in PPP loans were forgiven; we currently expect up to $1 billion of the remaining original PPP loans to be forgiven in 1Q21 Will participate in the new/extended CARES Act PPP and originate additional loans (See slide 9) PPP Loans by Market (original program) $2.4 billion   Quarterly Impact $ in millions except per share data Net Income PPNR NIM EPS 2Q20 (A) $12.8 $16.2 0.05% $0.15 3Q20 (A) $15.3 $19.3 0.06% $0.17 4Q20 (A) $14.7 $18.6 0.05% $0.17 1Q21 (F)* $13.2 $16.7 0.05% $0.15 *Includes loans originated under the old and new PPPs East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX) West 25% Central 39% East 36% HNCOCK WHITNEY 8

Loans totaled $21.8 billion, down $450 million, net, linked-quarter; $318 million in net PPP loans forgiven during the quarter Growth in our markets, mainly from commercial, was offset by PPP forgiveness and net declines in other amortizing loan portfolios such as energy and indirect Mortgage originations are typically sold in the secondary market and not retained on the balance sheet Will participate in new/extended CARES Act PPP Expect loans to decline in 1Q21 PPP forgiveness (estimated up to $1 billion), partially offset from new PPP funding (estimated between $750 million-$1 billion) EOP loans (excluding PPP) could be down $250 million LQ due in part to the slow economic environment Loan Decline Reflects PPP Forgiveness * Decrease includes $37.5 million in municipal loans $ in millions $23,000 $22,500 $22,000 $21,500 $21,000 $20,500 $20,000 9/30/20 $22,240 East Region (MS AL FL & TN) $77 Central Region (SE LA) $1 West Region (TX & SW LA) $20 PPP, net $318 Indirect $58 Equipment Finance $36 Mortgage $113 Energy $30 Healthcare $24 Other, net* $41 12/31/20 $21,790 HNCOCK WHITNEY 9

Commercial Loans (C&I, CRE, C&D)* *Excludes $2.0 billion in net PPP loans As of December 31, 2020 Total Commercial Loans Outstanding % of Total Loans Commitment ($s in millions) Real Estate, Rental and Leasing $3,249 16.4% $4,200 Retail Trade 1,813 9.2% 2,173 Health Care and Social Assistance 1,604 8.1% 2,025 Hospitality 1,162 5.9% 1,296 Manufacturing 965 4.9% 1,634 Construction 883 4.5% 1,780 Transportation and Warehousing 809 4.1% 1,036 Wholesale Trade 728 3.7% 1,268 Finance and Insurance 695 3.5% 1,215 Public Administration 652 3.3% 675 Professional, Scientific, and Technical Services 516 2.6% 889 Other Services (except Public Administration) 468 2.4% 562 Energy 308 1.6% 497 Educational Services 299 1.5% 474 Administrative and Support and Waste Management and Remediation Services 208 1.0% 322 Other (less than 1% individually) 906 4.6% 1,993 Grand Total $15,262 77.1% $22,038 HNCOCK WHITNEY 10

Sectors Under Focus Due to Economic Impact of Pandemic*

$ in million	East	Central	West	Other	Loans Outstanding	$ Criticized	% Criticized	$ NPL	% NPL	$ Pass Watch	% Pass Watch	$ Structured Solutions**	% Structured Solutions
Retail													
Retail - ICRE	$126	$311	$219	–	$656	–	–	–	–	$14	2%	$44	7%
Retail Goods and Services	374	411	243	129	1,157	12	1%	6	1%	14	1%	–	–
Total Retail Trade	500	722	462	129	1,813	12	1%	6	–	28	2%	44	2%
Health Care and Social Assistance													
Offices of Physicians & Dentists	320	120	62	12	513	2	–	–	–	3	1%	–	–
Assisted Living (ICRE)	217	55	103	–	376	9	3%	–	–	4	1%	51	14%
Assisted Living (non-CRE)	143	65	31	–	239	–	–	–	–	47	20%	–	–
Hospitals	101	110	26	8	246	–	–	–	–	–	–	–	–
All other Health Care	118	38	62	12	230	13	6%	–	–	12	5%	–	–
Total Health Care and Social Assistance	900	387	285	32	1,604	25	2%	1	–	66	4%	51	3%
Hospitality													
Hotel	177	250	99	–	525	19	4%	1	–	16	3%	170	32%
Restaurants Full Service, Casual Dining and Bars	116	197	53	–	366	36	10%	2	1%	51	14%	17	5%
Restaurants Limited Service	38	22	70	–	129	15	12%	–	–	8	6%	–	–
Entertainment	30	94	18	–	141	9	7%	1	–	41	29%	–	–
Total Hospitality	360	562	240	–	1,162	80	7%	3	–	116	10%	188	16%
Energy	2	175	130	–	308	91	30%	12	4%	55	18%	7	2%
Total Sectors Under Focus	$1,762	$1,846	$1,117	$161	$4,886	$208	4%	$22	–	$265	5%	$289	6%

*Excludes PPP loans; no deferrals as of 12/31/20

** $17.2 million criticized, $8.1 million pass-watch

East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX)

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As of December 31, 2020

NPLs and Criticized Commercial Loans Continue to Decline Criticized commercial loans totaled $393 million, or 2.57% of total commercial loans (excluding PPP loans), at December 31, 2020, down $19 million, or 5%, linked-quarter Nonperforming loans totaled $144 million, or 0.73% of total loans (excluding PPP loans), at December 31, 2020, down $37 million, or 20%, linked-quarter *Ratios exclude PPP loans Total Loans excl. PPP $21,213 $21,516 $20,328 $19,940 $19,790 Total Commercial Loans excl. PPP $16,057 $16,384 $15,420 $15,216 $15,262 Criticized Commercial Loans $581 $530 $348 $412 $393 Total Nonperforming Loans $307 $288 $194 $181 $144 3.24% 1.34% 2.26% 0.95% 0.91% 2.57% 0.73% $700 $600 $500 $400 $300 $200 $100 $0 4Q19 1Q20 2Q20 3Q20 4Q20 HNCOCK WHITNEY 12

Slight Reserve Release Slight reserve release of $0.1 million as provision for 4Q20 totaled $24.2 million, and net charge-offs totaled $24.3 million Included in the fourth quarter’s charge-offs are $4.0 million of energy credits, $13.6 million in healthcare dependent credits and $6.7 million of various other credits Weighting applied to Moody's December 2020 economic scenarios was 65% Baseline, 25% slower growth (S2) and 10% moderate recessionary (S3) Credit loss outlook unchanged; scenario mix and weighting resulted in flat linked-quarter reserves Significant assumptions in economic forecasts do not incorporate a second pandemic wave significant enough to shut down the economy, but each scenario includes varied levels of vaccination rates and timing of the resolution of the coronavirus pandemic Expect 1Q21 provision to range between $10 million - $15 million but could be lower depending on non-PPP loan growth and other factors; net charge-offs will likely exceed provision  ($s in millions) Charge-Offs Reserve Build (Release) Total Provision Commercial Nonenergy $18.1 $6.7 $24.8 Energy 4.0 (1.8) 2.2 Residential Mortgage (0.2) (2.9) (3.1) Consumer 2.4 (2.1) 0.3 Total $24.3 ($0.1) $24.2 HNCOCK WHITNEY 13

Allowance for Credit Losses (ACL) 12/31/2020 9/30/2020 Portfolio ($ in millions) Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial Nonenergy $334 2.24% $326 2.19% Energy 18 5.99% 20 5.93% Residential Mortgage 49 1.83% 52 1.88% Consumer 47 2.51% 49 2.49% PPP Loans 2 0.10%  2 0.10%  Allowance for Loan and Lease Losses $450 2.07% $449 2.02% Reserve for Unfunded Lending Commitments 30 ---  31 ---  Allowance for Credit Losses $480 2.20% $480 2.16% Allowance for Credit Losses – Excluding PPP Loans $478 2.42% $478 2.40% HNCOCK WHITNEY 14

Securities Portfolio Conservative with Minimal Risk Portfolio totaled $7.1 billion, up $303.9 million, or 4%, linked-quarter Unrealized net gain of $233.1 million on AFS down $3.7 million from September 30, 2020 100% fixed rate, no credit impairment MBS and CMO holdings are all US Agency backed securities or direct obligations of the US government CMBS have prepayment protection and principal is fully guaranteed by the US Agencies Municipal portfolio credit quality is strong with 100% of the portfolio either investment grade, pre-refunded, or has a AA insured underlying rating Premium amortization totaled $12.9 million, up $1.4 million linked-quarter Yield 2.23%, down 8 bps linked-quarter due to reinvestment of excess liquidity 19% HTM, 81% AFS Duration 4.14 years compared to 4.00 years at September 30, 2020 Securities Portfolio Mix 12/31/20 $s in millions CMBS $2,873 41% CMO $513 7% U.S. Agencies and other $219 3% RMBS $2,582 36% Munis $936 13% HNCOCK WHITNEY 15

Higher Core Deposits Reflects Resiliency Total deposits of $27.7 billion, up $667 million, or 2%, linked-quarter Noninterest-bearing demand deposits (DDAs) increased $318 million mainly related to pandemic-related deposit growth and seasonal public fund inflows Interest-bearing transaction and savings deposits increased $442 million Time deposits (retail) decreased $60 million Time deposits (brokered) decreased $91 million Interest-bearing public fund deposits increased $59 million DDAs comprised 44% of total period-end deposits December cost of deposits 17 bps, down 49 bps from year-end 2019 and down 3 bps from September 2020 Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 4Q19 $23.8 -7% 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% HNCOCK WHITNEY 16

Strong Liquidity $17.5 Billion in Available Sources $ in millions Total Available Amount Used Net Availability Internal Sources       Free Securities and other $4,312 $— $4,312 External Sources     Federal Home Loan Bank (FHLB) 5,975 2,585 3,390 Federal Reserve Bank (FRB) 4,364 — 4,364 Brokered Deposits 4,155 14 4,141 Other 1,243 — 1,243 Total Liquidity $20,050 $2,599 $17,450 * Includes PPP loans December 31, 2020 loan/deposit ratio 78.7% Relatively Low Average Loan/Deposit Ratio Strong Core Funding 89.0% 88.0% 87.0% 86.0% 85.0% 84.0% 83.0% 82.0% 81.0% 80.0% 4Q18 88.1% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20* 88.2% 83.7% 81.6% Equity 10% Other liabilities & debt 8% DDA 36% Interest-bearing deposits 46% HNCOCK WHITNEY 17

Net interest margin (NIM) slightly lower at 3.22%; net interest income (TE) up $3.0 million NIM Headwinds: Impact of lower securities yield PPP forgiveness Late quarter liquidity build NIM Tailwinds: Focus on lower cost of deposits Impact of new PPP loans Proactive deposit pricing helped offset the impact from a lower rate environment Expect 1Q21 NIM to compress as much as 10 bps due to high levels of excess liquidity and net PPP activity (forgiveness versus funding) NIM Stable Linked-Quarter Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18

IRR Sensitivity

- Loans, excluding PPP, totaled $19.8 billion at December 31, 2020
- Loan portfolio 55% ($11 billion) variable at December 31, 2020 (excludes PPP)
  - 60% ($6.5 billion) of variable loans are LIBOR-based (33% of loan portfolio excluding PPP)
    - 96% of the LIBOR loans are tied to 1 month LIBOR; 2% of the LIBOR loans are tied to 3 month LIBOR; 2% of the LIBOR loans are tied to 1 year LIBOR
  - 30% ($3.3 billion) tied to Wall Street Journal Prime
  - Approximately 41% ($4.1 billion) of variable rate loans are at their floor (excludes mortgage and credit cards)
    - Majority of floors are struck at a Fed Funds level of 1.00%, with $1.8B in loans striking floors at this level; once rates increase above 1%, the majority of these floored loans will convert back to floating
- $1.2 billion of receive fixed/pay variable swaps on the balance sheet (receive 217 bps, pay 1 month Libor)



IRR Scenarios Indicates General Asset Sensitivity Across Most Scenarios
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
4.0%
6.5%
8.6%
14.1%
13.2%
21.6%
+100 shock
+200 shock
+300 shock
Year 1
Year 2

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Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income

A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement) A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement)

Capital Rebuild Continues After 1H20 De-Risking Activities TCE ratio 7.64%, up 11 bps LQ (7.99% excluding PPP loans) Tangible net earnings +34 bps Change in tangible assets/additional excess liquidity -10 bps Dividends -7 bps Change in OCI & other -6 bps CET1 ratio 10.70%, up 40 bps linked-quarter Intend to pay quarterly dividend in consultation with examiners; board reviews dividend policy quarterly Buybacks on hold Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2020 7.64% 7.87%(e) 10.70%(e) 13.31%(e) September 30, 2020 7.53% 7.70% 10.30% 12.92% June 30, 2020 7.33% 7.37% 9.78% 12.36% March 31, 2020 8.00% 8.40% 10.02% 11.87% December 31, 2019 8.45% 8.76% 10.50% 11.90% (e) Estimated for most recent period-end; effective March 31, 2020 regulatory capital ratios reflect the election to use the five-year CECL transition rules Capital Rebuild Continues After 1H20 De-Risking Activities TCE ratio 7.64%, up 11 bps LQ (7.99% excluding PPP loans) Tangible net earnings +34 bps Change in tangible assets/additional excess liquidity -10 bps Dividends -7 bps Change in OCI & other -6 bps CET1 ratio 10.70%, up 40 bps linked-quarter Intend to pay quarterly dividend in consultation with examiners; board reviews dividend policy quarterly Buybacks on hold Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2020 7.64% 7.87%(e) 10.70%(e) 13.31%(e) September 30, 2020 7.53% 7.70% 10.30% 12.92% June 30, 2020 7.33% 7.37% 9.78% 12.36% March 31, 2020 8.00% 8.40% 10.02% 11.87% December 31, 2019 8.45% 8.76% 10.50% 11.90% (e) Estimated for most recent period-end; effective March 31, 2020 regulatory capital ratios reflect the election to use the five-year CECL transition rules

Solid Capital In Excess of Regulatory Minimums

Estimated Regulatory Capital as of December 31, 2020				
$s in millions	Common Equity Tier 1	Tier 1 Capital	Total Risk-based Capital	Tier 1 Leverage Ratio
Total Asset Base	$23,678	$23,678	$23,678	$32,172
Total Capital	2,533	2,533	3,152	2,533
Capital Ratio	10.70%	10.70%	13.31%	7.87%
Regulatory Minimum $ with CCB [1]	1,657	2,013	2,486	1,287
Regulatory Minimum with CCB [1]	7.00%	8.50%	10.50%	4.00%
Capital in excess of Regulatory minimum with CCB	**876** **3.70%**	**521** **2.20%**	**666** **2.81%**	**1,246** **3.87%**

[1] Regulatory minimum with Capital Conservation Buffer (CCB) must be met in order for a bank holding company to engage in certain capital activities including, but not limited to, paying shareholder dividends. Leverage ratio does not have a CCB requirement. December 31, 2020 estimated regulatory capital ratios reflect the election to use the five-year CECL transition rules

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Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Summary Income Statement ($ in millions, except for share data)

4Q20	3Q20	4Q19	Change LQ	Change PY	Line Item	YTD 2020	YTD 2019	Change Y-o-Y
$241.4	$238.4	$236.7	$3.0	$4.7	Net Interest Income (TE)	$955.5	$910.0	$45.5
24.2	25.0	9.2	(0.8)	15.1	Provision for Credit Losses (ex loan sale)	442.8	47.7	395.1
–	–	–	–	–	Provision related to energy loan sale	160.1	–	160.1
$82.4	$83.7	$82.9	($1.4)	($0.6)	Noninterest Income	$324.4	$315.9	$8.5
193.1	195.8	197.9	(2.6)	(4.7)	Noninterest Expense	788.8	770.7	18.1
$103.3	$98.2	$109.1	$5.1	($5.8)	Income (loss) before Income Tax	($124.7)	$392.7	($517.4)
(0.3)	18.8	16.9	(19.1)	(17.2)	Income Tax Expense (Benefit)	(79.6)	65.4	(144.9)
$103.6	$79.4	$92.1	$24.2	$11.4	Net Income (loss)	($45.2)	$327.4	($372.6)
$1.17	$0.90	$1.03	$0.27	$0.14	Reported EPS	($0.54)	$3.72	($4.26)
$1.17	$0.90	$1.06	$0.27	$0.14	Operating EPS	($0.54)	$4.01	($4.55)
$130.6	$126.3	$125.7	$4.3	$4.9	Operating PPNR (TE)*	$491.2	$487.9	$3.3

3.22%	3.23%	3.43%	-1 bp	-21 bps	NIM (te)	3.27%	3.44%	-17 bps
1.25%	0.97%	1.20%	28 bps	5 bps	ROA	-0.14%	1.12%	-126 bps
12.10%	9.42%	10.52%	268 bps	158 bps	ROE	-1.32%	9.91%	nm
58.23%	59.29%	58.88%	-106 bps	-65 bps	Efficiency Ratio	60.07%	58.50%	157 bps

*Non-GAAP measure. See slides 29-31 for non-GAAP reconciliations.

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Summary Balance Sheet ($ in millions)

4Q20	3Q20	4Q19	Change LQ	Change PY	Line Item	YTD 2020	YTD 2019	Change Y-o-Y
					EOP Balance Sheet			
$21,789.9	$22,240.2	$21,212.8	($450.3)	$577.1	Loans (1)	$21,789.9	$21,212.8	$577.1
7,356.5	7,056.3	6,243.3	300.2	1,113.2	Securities	7,356.5	6,243.3	1,113.2
30,616.3	30,179.1	27,622.2	437.2	2,994.1	Earning Assets	30,616.3	27,622.2	2,994.1
33,638.6	33,193.3	30,600.8	445.3	3,037.8	Total assets	33,638.6	30,600.8	3,037.8
$27,698.0	$27,030.7	$23,803.6	$667.3	$3,894.4	Deposits	$27,698.0	$23,803.6	$3,894.4
1,667.5	1,906.9	2,714.9	(239.4)	(1,047.4)	Short-term borrowings	1,667.5	2,714.9	(1,047.4)
30,199.6	29,817.7	27,133.1	381.9	3,066.5	Total Liabilities	30,199.6	27,133.1	3,066.5
3,439.0	3,375.6	3,467.7	63.4	(28.7)	Stockholders' Equity	3,439.0	3,467.7	(28.7)
					Avg Balance Sheet			
$22,065.7	$22,407.8	$21,037.9	($342.1)	$1,027.8	Loans	$22,166.5	$20,380.0	$1,786.5
6,921.1	6,389.2	6,201.6	531.9	719.5	Securities (2)	6,398.7	5,864.2	534.5
29,875.5	29,412.3	27,441.5	463.2	2,434.0	Average earning assets	29,235.3	26,476.9	2,758.4
33,067.5	32,685.4	30,343.3	382.1	2,724.2	Total assets	32,391.0	29,125.4	3,265.6
$27,040.4	$26,763.8	$23,848.4	$276.6	$3,192.0	Deposits	$26,212.3	$23,299.3	$2,913.0
1,779.5	1,733.3	2,393.4	46.2	(613.9)	Short-term borrowings	1,978.2	1,942.1	36.1
29,660.8	29,333.8	26,869.6	327.0	2,791.2	Total Liabilities	28,957.9	25,822.8	3,135.1
3,406.6	3,351.6	3,473.7	55.0	(67.1)	Stockholders' Equity	3,433.1	3,302.7	130.4

3.99%	3.95%	4.69%	4 bps	-70 bps	Loan Yield	4.13%	4.81%	-68 bps
2.23%	2.31%	2.56%	-8 bps	-33 bps	Securities Yield	2.38%	2.62%	-24 bps
0.31%	0.39%	1.11%	-8 bps	-80 bps	Cost of IB Deposits	0.57%	1.25%	-68 bps
79%	82%	89%	-361 bps	-1045 bps	Loan/Deposit Ratio (Period End)	79%	89%	-1045 bps

(1) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net
(2) Average securities excludes unrealized gain /(loss)

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Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Balance Sheet Summary   4Q19 1Q20 2Q20 3Q20 4Q20 Average Loans ($MM) 21,038 21,234 22,957 22,408 22,066 Average Total Securities ($MM) 6,202 6,149 6,130 6,389 6,921 Average Deposits ($MM) 23,848 24,327 26,703 26,764 27,040 Loan Yield (TE) 4.69% 4.56% 4.04% 3.95% 3.99% Cost of Interest Bearing Deposits 1.11% 1.01% 0.58% 0.39% 0.31% Tangible Common Equity Ratio 8.45% 8.00% 7.33% 7.53% 7.64% Balance Sheet Summary   4Q19 1Q20 2Q20 3Q20 4Q20 Average Loans ($MM) 21,038 21,234 22,957 22,408 22,066 Average Total Securities ($MM) 6,202 6,149 6,130 6,389 6,921 Average Deposits ($MM) 23,848 24,327 26,703 26,764 27,040 Loan Yield (TE) 4.69% 4.56% 4.04% 3.95% 3.99% Cost of Interest Bearing Deposits 1.11% 1.01% 0.58% 0.39% 0.31% Tangible Common Equity Ratio 8.45% 8.00% 7.33% 7.53% 7.64% CHANCOCK WHITNEY 28

Operating Earnings & EPS Non-GAAP to GAAP Reconciliations   Three Months Ended (in thousands, except per share amounts) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net Income (loss) $103,575 $79,356 ($117,072) ($111,033) $92,132 Net income or dividends allocated to participating securities (2,076) (1,436) (422) (427) (1,566) Net income (loss) available to common shareholders $101,499 $77,920 ($117,494) ($111,460) $90,566 Nonoperating items, net of income tax — — — — 3,046 Nonoperating items allocated to participating securities — — — — (52) Operating earnings (loss) available to common shareholders $101,499 $77,920 ($117,494) ($111,460) $93,560             Weighted average common shares – diluted 86,657 86,400 86,301 87,186 88,315             Earnings (loss) per share – diluted $1.17 $0.90 ($1.36) ($1.28) $1.03 Operating earnings (loss) per share – diluted $1.17 $0.90 ($1.36) ($1.28) $1.06 Operating Earnings & EPS Non-GAAP to GAAP Reconciliations   Three Months Ended (in thousands, except per share amounts) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net Income (loss) $103,575 $79,356 ($117,072) ($111,033) $92,132 Net income or dividends allocated to participating securities (2,076) (1,436) (422) (427) (1,566) Net income (loss) available to common shareholders $101,499 $77,920 ($117,494) ($111,460) $90,566 Nonoperating items, net of income tax — — — — 3,046 Nonoperating items allocated to participating securities — — — — (52) Operating earnings (loss) available to common shareholders $101,499 $77,920 ($117,494) ($111,460) $93,560             Weighted average common shares – diluted 86,657 86,400 86,301 87,186 88,315             Earnings (loss) per share – diluted $1.17 $0.90 ($1.36) ($1.28) $1.03 Operating earnings (loss) per share – diluted $1.17 $0.90 ($1.36) ($1.28) $1.06 CHANCOCK WHITNEY 29

Operating ROA, ROE & ROTCE Reconciliations

	Three Months Ended				
(dollars in thousands)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Net Income (loss)	$103,575	$79,356	($117,072)	($111,033)	$92,132
Nonoperating items, net of income tax	–	–	–	–	3,046
Operating earnings	$103,575	$79,356	($117,072)	($111,033)	$95,178
Average Assets	$33,067,462	$32,685,430	$33,136,706	$30,663,601	$30,343,293
Average Equity	$3,406,646	$3,351,593	$3,465,617	$3,509,727	$3,473,693
Average Tangible Common Equity	$2,462,074	$2,402,306	$2,511,365	$2,550,227	$2,500,092
Return on average assets - operating	1.25%	0.97%	(1.42)%	(1.46)%	1.24%
Return on average equity - operating	12.10%	9.42%	(13.59)%	(12.72)%	10.87%
Return on average tangible common equity - operating	16.74%	13.14%	(18.75)%	(17.51)%	15.10%

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Total Revenue (TE), Operating PPNR (TE) Reconciliations

	Three Months Ended				
(in thousands)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Net interest income	$238,286	$235,183	$237,866	$231,188	$233,156
Noninterest income	82,350	83,748	73,943	84,387	82,924
Total revenue	$320,636	$318,931	$311,809	$315,575	$316,080
Taxable equivalent adjustment	3,115	3,189	3,248	3,448	3,580
Total revenue (TE)	$323,751	$322,120	$315,057	$319,023	$319,660
Noninterest expense	(193,144)	(195,774)	(196,539)	(203,335)	(197,856)
Nonoperating expense	–	–	–	–	3,856
Operating pre-provision net revenue	$130,607	$126,346	$118,518	$115,688	$125,660

Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

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Fourth Quarter 2020 Earnings Conference Call 1/20/2021 Fourth Quarter 2020 Earnings Conference Call 1/20/2021 CHANCOCK WHITNEYa